Exhibit 99.1

Excel Corporation Reports 2017 First Quarter Results

IRVING, Texas, May 15, 2017 (GLOBE NEWSWIRE) -- Excel Corporation (OTCQB:EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its consolidated results for the quarter ended March 31, 2017.

First Quarter Financial and Operational Highlights:

●	Revenues of $4,014,048
●	Income from operations was $14,585
●	Net loss was $670,402
●	EBITDA was $226,556

“While the first quarter was very soft and led to covenant breaches and the resulting default notice we recently received from our lender, we do not expect this trend to continue in the second quarter," said Excel CEO, Thomas A. “Kip” Hyde, Jr. “We are working with the lender to address their concerns.

Hyde continued, "An unusually high level of fraud related losses combined with lower than expected new merchant growth significantly impacted our performance in the first quarter. Recognizing these issues, our management team put in place a number of initiatives to increase revenue, lower fraud losses and add cash flow, which should improve second quarter financial performance. Everyone on our team is committed to improving our operations and generating value for our stakeholders,” Hyde concluded.

Selected financial information comparisons:

Revenues for the first quarter decreased slightly to $4,014,048 from $4,019,658 in 2016. Revenues were negatively impacted by approximately $92,000 in losses caused by fraud by a single merchant, as well as an additional $65,000 related to third-party fraud, which have otherwise been infrequent. Operating costs and expenses increased by $524,697 to $3,999,463, primarily due to higher processing costs and selling, general and administrative expenses. Interest expense for the first quarter increased from $328,616 in 2016 to $684,987 in 2017 as a result of higher borrowing levels and higher interest rates. However, net loss for the first quarter 2017 decreased to $670,402 as compared to a net loss of $1,971,374 in 2016 due to losses from discontinued operations in the amount of $1,347,029 and loss on the disposal of assets of $840,641 incurred in 2016.

For the three months ended March 31, 2017, the Company announced the following results. The Table below presents summary financial data; see the Company’s Form 10-Q filed on May 15, 2017 for additional information:

Excel Corporation

Summary Consolidated Financial Results

	Quarter Ended
	March 31,
	2017	2016

Revenues	$4,014,048	$4,019,658
Costs and expenses	3,999,463	3,474,766

Operating income from continuing operations	14,585	544,892

Interest expense, net	684,987	328,616

Net income (loss) from continuing operations	(670,402)	216,276
Loss from discontinued operations	-	(1,347,029)
Loss on disposal of operations	-	(840,641)
Net loss	$(670,402)	$(1,971,394)
Fully diluted earnings per share
Net income (loss) from continuing operations	$(0.007)	$0.002
Loss from discontinued operations	-	(0.022)
Net loss	$(0.007)	$(0.020)

EBITDA calculation
Net income (loss) from continuing operations	$(670,402)	$216,276
Depreciation and amortization	201,970	136,118
Interest expense, net	684,987	328,616
Non-cash stock compensation	10,001	67,787
Income tax expense, net	—	—
EBITDA	$226,556	$748,797

Selected Balance Sheet Data

	Mar 31,	Dec 31,
	2017	2016
Cash and cash equivalents	$1,257,170	$1,586,207
Total assets	14,184,777	14,711,950
Current portion of long-term debt	12,845,667	12,809,252
Long-term debt, net of current portion	-	-
Total stockholders’ deficit	(1,032,607)	(372,206)

Disclosure of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes in the report.

We refer to the term “EBITDA” in our financial discussion. EBITDA is defined by us as net income (loss) from continuing operations before interest expense, income tax, depreciation and amortization expense and certain non-cash expenses and is calculated in accordance with our debt covenants. EBITDA is not a measure of operating performance under GAAP and therefore should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP. Also, EBITDA should not be considered as a measure of liquidity. Moreover, since EBITDA is not a measurement determined in accordance with GAAP, and thus is susceptible to varying interpretations and calculations, EBITDA, as presented, may not be comparable to similarly titled measures presented by other companies.

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation, through its eVance Processing and eVance Capital subsidiaries, is a national electronic payments company, providing integrated credit card payment processing and financial services to small and medium sized businesses processing approximately $1.5 billion in transactions annually. As a merchant acquirer, the company purchases merchant portfolios, as well as sells a selection of payment processing and funding solutions through a network of independent sales organizations (ISOs), direct sales representatives, agent banks and the Internet. Supporting virtually all types of businesses, Excel provides solutions that help merchants run and grow their businesses. eVance Processing’s card payment and point-of-sale systems provide tools for merchants to run every aspect of their business. eVance Capital offers merchants a suite of financial products ranging from $10,000 to $1,000,000 per funding, designed to help them grow. For more information on our products and services, see www.eVance Processing.com and www.eVanceCapital.com.

Excel Corporation common stock is traded Over-The-Counter on the OTCQB under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

Safe Harbor Statement: All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, among others, statements regarding ability of the Company to comply with the covenants and other terms and conditions of the GACP term loan, to meet the conditions in the GACP term loan necessary to borrow additional funds, to identify and complete acquisitions that meet our investment strategy. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Ross DiMaggio

Investor Relations

Union Square Associates

212.675.2100

info@excelcorpUSA.com

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